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EXHIBIT 23




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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the registration Statement No. 33-12099 on Form S-8 dated April 11, 1989, Registration Statement No. 33-28025 on Form S-8 dated September 2, 1994, Registration Statement No. 33-24953 on Form S-8 dated September 2, 1994, Registration Statement No. 33-55371 on Form S-8 dated September 2, 1994, Registration Statement No. 33-55373 on Form S-8 dated September 2, 1994, Registration Statement No. 33-63233 on Form No. S-8 dated October 5, 1995, Registration Statement No. 333-15141 on Form S-8 dated October 30, 1996, and in the Registration Statement No. 333-21227 on Form S-8 dated February 5, 1997, of our report dated February 12, 1998, with respect to the consolidated financial statements and schedule of OHM Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                 /s/ Ernst & Young LLP

      Columbus, Ohio
      February 25, 1998